Exhibit 4.3

LIONS GATE ENTERTAINMENT INC.

as Issuer

LIONS GATE ENTERTAINMENT CORP.

as Guarantor

1.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2018

INDENTURE

Dated as of April 15, 2013

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

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SECTION 16.6	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION	77
SECTION 16.7	EFFECT OF HEADINGS AND TABLE OF CONTENTS	77
SECTION 16.8	SUCCESSORS AND ASSIGNS	77
SECTION 16.9	SEPARABILITY CLAUSE	77
SECTION 16.10	BENEFITS OF INDENTURE	77
SECTION 16.11	GOVERNING LAW	78
SECTION 16.12	COUNTERPARTS	78
SECTION 16.13	LEGAL HOLIDAYS	78
SECTION 16.14	RECOURSE AGAINST OTHERS	78
SECTION 16.15	WAIVER OF JURY TRIAL	78
SECTION 16.16	FORCE MAJEURE	78

Exhibit A	Form of Note
Schedule A	Schedule of Exchanges of Interests in the Global Note
Exhibit B	Form of Note Guarantee
Exhibit C-1	Restrictive Securities Legend for Notes
Exhibit C-2	Restrictive Securities Legend for Global Notes
Exhibit C-3	Restrictive Securities Legend for Common Shares
Exhibit D	Form of Notice of Transfer Pursuant to Registration Statement

INDENTURE, dated as of April 15, 2013 among LIONS GATE ENTERTAINMENT INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404 (the “Issuer”), LIONS GATE ENTERTAINMENT CORP., a corporation duly organized and existing under the laws of British Columbia, having its principal offices at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404 and 1055 West Hastings Street, Suite 2200, Vancouver, British Columbia V6E 2E9 (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE COMPANY

The Issuer and the Company have duly authorized the creation of an issue of the Issuer’s 1.25% Convertible Senior Subordinated Notes due 2018 (the “Notes”), in substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer and the Company have duly authorized the execution and delivery of this Indenture.

All things necessary to make (i) the Notes, when the Notes are executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, guaranteed fully and unconditionally by the Company, the valid obligations of the Issuer, guaranteed fully and unconditionally by the Company, (ii) the Note Guarantee the valid obligation of the Company, and (iii) this Indenture a valid agreement of the Issuer and the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 DEFINITIONS.

“Acquiror” means, in a transaction that is a Change in Control, the entity that acquires the Issuer or the Company, as the case may be.

“Act of Holders” when used with respect to any Holder of a Note, has the meaning specified in Section 16.4(a) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified “Person.”  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means either the board of directors of Issuer or the Company, as the case may be, or any committee of such board empowered to act for it with respect to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Company, as the case may be, duly adopted by such Board of Directors and in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

“Capital Shares” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common shares and preferred shares.

“Change in Control” means an event or series of events in which:

(a)                                 any “person,” including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of Capital Shares of the Company entitling that person to exercise more than 50% of the total voting power of all of the Capital Shares of the Company entitled to vote generally in elections of directors (calculated without giving effect to any Common Shares issued or issuable by the Company upon conversion of Notes pursuant to Article XIV hereof), other than any acquisition by the Company, any Subsidiary or any employee benefit plan of the Company;

(b)                                 the Company (1) consolidates with or merges into any other corporation or business entity or conveys or transfers or leases all or substantially all of the assets of the Company to any other person, corporation or business entity or any other corporation or business entity merges into the Company (except solely to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), and, in any such case, (2) the holders of the Company’s Capital Shares immediately before such transaction own, directly or indirectly, less than 50% of the combined voting power of the outstanding voting securities of the corporation or business entity resulting from, or the transferee in, such transaction (calculated without giving effect to any Common Shares issued or issuable by the Company upon conversion of Notes pursuant to Article XIV hereof);

(c)                                  any “person,” including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of the Issuer’s Capital Shares entitling that person to exercise more than 50% of the total voting power of all of the Capital Shares of the Issuer entitled to vote generally in elections of directors (calculated without giving effect to any Common Shares issued or issuable by the Company upon conversion of Notes pursuant to Article XIV hereof), other than any acquisition by the Company, the Issuer or any of their respective Subsidiaries or any of their respective employee benefit plans; or

(d)                                 the Issuer (1) consolidates with or merges into any other corporation or business entity or conveys or transfers or leases all or substantially all of the assets of the Issuer to any other person, corporation or business entity or any other corporation or business entity merges into the Issuer (except solely to the extent necessary to reflect a change in jurisdiction of incorporation of the Issuer or any parent of the Issuer), and, in any such case, (2) the holders of the Issuer’s Capital Shares immediately before such transaction own, directly or indirectly, less than 50% of the combined voting power of the outstanding voting securities of the corporation or business entity resulting from, or the transferee in, such transaction (calculated without giving effect to any Common Shares issued or issuable by the Company upon conversion of Notes pursuant to Article XIV hereof);

provided, however, that a Change in Control shall not be deemed to occur if at least 90% of the consideration in the Change in Control transaction consists of Capital Shares traded primarily on a U.S. national securities exchange or quoted primarily on the Nasdaq National Market.

Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act (except that a person will be deemed to have beneficial ownership of all shares that such person has the right to acquire, either immediately or with the passage of time). The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act. In determining beneficial ownership, the Issuer may rely on Schedule 13D and Schedule 13G filings filed pursuant to the Exchange Act.

“Change in Management” shall mean that (a) either (i) both Jon Feltheimer and Michael Burns or (ii) all four of Steven Beeks, Kevin Beggs, Brian Goldsmith and Wayne Levin (each, a “Key Manager”) shall cease for any reason, including, without limitation, termination of employment, death or disability (the term “disability” or “disabled” as used herein meaning an inability continuing for one hundred and eighty (180) consecutive days (the “Disability Period”) to materially perform the functions and services being performed by such Person as of the date of this Indenture), to materially perform the functions and services currently being performed for the Company or Issuer by such Person as of the date of this Indenture and (b) the Company or Issuer shall fail, for a period of ninety (90) consecutive days following the last day of the Disability Period in which a Key Manager may be considered disabled or the day on which a Key Manager shall have otherwise ceased to materially perform his executive functions with the Company or Issuer as aforesaid (such date, the “Disability Determination Date”), to replace such Key Manager with an individual acceptable to Holders of record as of such Disability Determination Date of a majority in aggregate principal amount of the outstanding Notes, in their sole discretion.  Any replacement for a Key Manager shall be deemed acceptable to the Holders unless, within 20 days after receiving a written notice from the Issuer containing the name of the proposed replacement shall have been mailed to such Holders, as contemplated in this Indenture, the Trustee notifies the Issuer in writing that Holders of a majority in aggregate principal amount of the outstanding Notes object to such replacement.

“Closing Price” of any security on any date of determination means:

(1)                                 the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

(2)                                 if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(3)                                 if such security is not so listed on a U.S. national or regional securities exchange, the last reported sale price as reported by the Nasdaq National Market;

(4)                                 if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(5)                                 if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Issuer or Company.

“Common Shares” means any shares of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 14.11 hereof, shares issuable on conversion of Notes shall include only shares of the class designated as Common Shares, no par value per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Conversion Agent” has the meaning specified in Section 2.3 hereof.

“Conversion Date” has the meaning specified in Section 14.2 hereof.

“Conversion Notice” has the meaning specified in Section 14.2 hereof.

“Conversion Price” has the meaning specified in Section 14.1 hereof.

“Conversion Rate” has the meaning specified in Section 14.1 hereof.

“Conversion Shares Cap” has the meaning specified in Section 11.1 hereof.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered (which at the date of execution of this Indenture is located at the office of U.S. Bank National Association at 633 W 5th Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services), or at any other time at such other address as the Trustee may designate from time to time by notice to the Company and the Holders.

“Credit Facility Debt” means any and all amounts payable under or in respect of Senior Bank Facilities, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof, in an aggregate principal amount not to exceed $1,000,000,000 at any one time outstanding.

“Current Market Price” has the meaning specified in Section 14.4(g).

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.12 hereof.

“Defaulted Interest Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Issuer pursuant to Section 2.12 hereof.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Designated Event” means a Change in Control, Change in Management or a Termination of Trading.

“Designated Event Repurchase Date” has the meaning specified in Section 13.2 hereof.

“Designated Event Repurchase Notice” has the meaning specified in Section 13.2 hereof.

“Designated Event Repurchase Price” has the meaning specified in Section 13.2 hereof.

“Designated Event Repurchase Right” has the meaning specified in Section 13.2 hereof.

“Designated Senior Debt” means any Senior Debt (other than under any Senior Bank Facility) in an original principal amount of not less than $50 million.

“Dollar,” “U.S. Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Effective Date” has the meaning specified in Section 11.1 hereof.

“Event of Default” has the meaning specified in Section 5.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Time” has the meaning specified in Section 14.4(f) hereof.

“Fair Market Value” has the meaning set forth in Section 14.4(g) hereof.

“Global Note” has the meaning specified in Section 2.1(f) hereof.

“Holder” means the Person in whose name the Note is registered in the Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means each April 15 and October 15, beginning October 15, 2013.

“Issuer” means the corporation named as “Issuer” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor corporation.

“Issuer Notice” has the meaning specified in Section 13.4 hereof.

“Make Whole Premium” has the meaning specified in Section 11.1 hereof.

“Make Whole Table” has the meaning specified in Section 11.1 hereof.

“Maturity Date” has the meaning specified in Section 2.1(b) hereof.

“Nasdaq National Market” means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

“Non-Electing Share” has the meaning specified in Section 14.11 hereof.

“Note Guarantee” has the meaning specified in Section 3.1 hereof.

“Notes” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Issuer and the Company.”

“Obligations” has the meaning specified in Section 3.1 hereof.

“Officer” means the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or Assistant Secretary of the Issuer or the Company, as the case may be.

“Officers’ Certificate” means a certificate from the Issuer or the Company, as the case may be, signed by its (a) Chairman, Vice Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President, and (b) Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion acceptable to the Trustee of counsel, who may be counsel to the Issuer and/or the Company, as the case may be (and may include directors or employees of the Issuer or the Company, as the case may be).

“Order” means a written request or order signed in the name of the Issuer by its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President, and delivered to the Trustee.

“Participants” has the meaning specified in Section 2.15(a) hereof.

“Paying Agent” has the meaning specified in Section 2.3 hereof.

“Payment Blockage Period” has the meaning specified in Section 15.2(b) hereof.

“Payment Default” has the meaning specified in Section 5.1(d)(i) hereof.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning specified in Section 2.1(g) hereof.

“Place of Conversion” means any city in which any Conversion Agent is located.

“Place of Payment” means any city in which any Paying Agent is located.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Public Entity” means an entity with publicly-traded equity securities that are listed on a United States national or regional securities exchange or on the NASDAQ National Market.

“Purchased Shares” has the meaning specified in Section 14.4(f) hereof.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be, provided that, for purposes of Section 14.4 hereof, Record Date has the meaning specified in 14.4(g) hereof.

“Reference Period” has the meaning specified in Section 14.4(d) hereof.

“Register” has the meaning specified in Section 2.5 hereof.

“Registrar” has the meaning specified in Section 2.3 hereof.

“Regular Record Date” for the interest payable on the Notes means the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, preceding an Interest Payment Date.

“Repurchase Date” means any Designated Event Repurchase Date.

“Repurchase Notice” means any Designated Event Repurchase Notice.

“Repurchase Price” means any Designated Event Repurchase Price.

“Repurchase Right” means any Designated Event Repurchase Right.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Security” means a Note (or Common Share into which such Note has been converted) that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on any Opinion of Counsel to the Issuer with respect to whether any Note (or Common Share into which such Note has been converted) constitutes a Restricted Security.

“Restrictive Securities Legend” has the meaning specified in Section 2.17(a) hereof.

“Rule 144A” means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Bank Facilities” means the Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement among the Issuer, as Borrower, the Guarantors referred to therein, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent and the other parties thereto, dated as of September 27, 2012, as amended prior to the date hereof (the “Current Facility”) and any amendment, extension, modification or waiver thereof, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing amounts available for borrowing thereunder or adding additional guarantors thereunder) all or any portion of the Credit Facility Debt under such agreement or any successor or replacement agreement, whether or not with the same lenders or agent, so long as any such refinancing, or amendment, extension, modification or waiver of any then existing financing (any such refinancing, or amendment, extension, modification or waiver, a “Later Financing”), is secured by assets of the Company or the Issuer or their respective subsidiaries; provided, however, that the lack of any validity or enforceability of any lien or other security interest purported to be granted in connection with such Later Financing shall not affect the classification of such Later Financing as a Senior Bank Facility.

“Senior Debt” means any existing and future obligations of a Person with respect to (i) Credit Facility Debt (ii) Vendor Financing Debt and (iii) to the extent of the value of the assets securing the debt described in this clause (iii), all secured financing in connection with motion picture and television production and/or acquisition (including the rights of the entertainment guilds pursuant to their collective bargaining agreements with the film and television industries), and the acquisition of libraries and catalogues (either directly or through acquisitions of entities whose principal assets consist of libraries and/or catalogues).

“Senior Non-monetary Default” has the meaning specified in Section 15.2 hereof.

“Senior Payment Default” has the meaning specified in Section 15.2 hereof.

“Share Price” has the meaning specified in Section 11.1 hereof.

“Share Price Cap” has the meaning specified in Section 11.1 hereof.

“Share Price Threshold” has the meaning specified in Section 11.1 hereof.

“Significant Subsidiary” has the meaning specified in Rule 1-02(w) under Regulation S-K promulgated by the SEC.

“Special Record Date” has the meaning specified in Section 8.4 hereof.

“Subsidiary” means a corporation more than 50% of the outstanding Voting Shares of which are owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Successor Company” has the meaning specified in Section 7.1.

“Termination of Trading” will be deemed to have occurred if the Common Shares (or other common stock into which the Notes are convertible) are neither listed for trading on a U.S. national securities exchange nor approved for listing on the Nasdaq National Market or any similar U.S. system of automated dissemination of quotations of securities prices, and no American Depository Shares or similar instruments for such common stock are so listed or approved for listing in the U.S.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa- 77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Trading Day” means:

(1)                                 if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security is open for business;

(2)                                 if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

(3)                                 if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer Agent” means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes, initially U.S. Bank National Association.

“Trigger Event” has the meaning specified in Section 14.4(d) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Vendor Financing Debt” means obligations of the Company or the Issuer, directly or by guarantee, owing to Persons providing financing to any of such entities, which Persons are bona fide suppliers of products or services to such entities, in an aggregate principal amount not to exceed $100.0 million at any one time outstanding for all such Persons. If at any time there are obligations outstanding to all such Persons in a principal amount in excess of $100.0 million, then the Vendor Financing Debt shall be allocated, as among the holders of Vendor Financing Debt only, in accordance with a schedule provided by the Issuer and the Company to the Trustee, or if no such schedule has been provided, pro rata among the holders of the Vendor Financing Debt.

“Vice President” means any vice president of a corporation, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Shares” means with respect to any Person, Capital Shares of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Withdrawal Notice” has the meaning specified in Section 13.5 hereto.

SECTION 1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

SECTION 1.3 RULES OF CONSTRUCTION.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(3)                                 the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
THE NOTES

SECTION 2.1 FORM AND DATING.

(a)                                 The Notes shall be known and designated as the “1.25% Convertible Senior Subordinated Notes due 2018” of the Issuer. The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture shall initially be limited to $60,000,000, but may be reopened at any time and from time to time for the issuance of additional Notes, which Notes shall have identical terms except that such additional Notes may have different initial issuance prices and first interest payment dates.

(b)                                 The Notes shall mature on April 15, 2018 (the “Maturity Date”).

(c)                                  Interest shall accrue at a rate of 1.25% per annum on the principal amount of the Notes calculated from April 15, 2013 or from the most recent date to which interest has been paid until the principal of the Notes is paid or made available for payment pursuant to the terms of this Indenture. Interest shall be payable semiannually in arrears on April 15 and October 15 in each year, commencing October 15, 2013.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

Except as provided in the next succeeding paragraph, a Holder of any Note shall not be entitled to receive any interest that has accrued on such Note if such Note is converted into Common Shares on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted into Common Shares the number of shares issuable upon conversion, together with a cash payment, if any, in lieu of a fractional share, the Issuer and the Company shall be deemed to have satisfied their obligation with respect to such Note. Accordingly, accrued but unpaid interest shall be deemed to be paid in full rather than canceled, extinguished or forfeited.

If a Holder of any Note converts such Note after a Regular Record Date but prior to the corresponding Interest Payment Date, the Holder of record on such Regular Record Date shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Issuer an amount equal to the interest that will be paid on the Notes being converted on the Interest Payment Date. However, in the event that (i) overdue interest, if any, exists at the time of conversion with respect to such Note or (ii) a Holder exercises its Designated Event Repurchase Right for a Note on a Designated Event Repurchase Date that is after a Record Date for an interest payment but prior to the corresponding Interest Payment Date, and prior to such Designated Event Repurchase Date a Holder of any Note chooses to convert such Note, then such Holder shall not be required to pay the Issuer at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on the date that has been fixed for repurchase if such Holder’s conversion right would terminate because of the repurchase between the Regular Record Date and the close of business on the second Business Day following the next succeeding Interest Payment Date. Accrued but unpaid interest will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

Principal of, and premium, if any, and interest on, Global Notes shall be payable to the Depositary in immediately available funds.

Principal and premium, if any, and interest on maturity, on Physical Notes shall be payable at the office or agency of the Issuer maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on Physical Notes (other than at maturity) will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder, of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

(d)                                 The Notes shall be guaranteed as to payment and performance of conversion rights by the Company as provided in Article III; provided that nothing herein shall require the Note Guarantee to be endorsed on any Note and the failure to so endorse a Note Guarantee thereon shall not impair the validity or enforceability of the Note Guarantee with respect to any such Note.

(e)                                  The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in EXHIBIT A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

(f)                                   The Notes are being offered and sold in reliance on Section 4(2) of the Securities Act and shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in EXHIBIT A (the “Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in EXHIBITS C-1 and C-2. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided, subject to the limitations provided in Section 2.1(a) hereof on the aggregate principal amount of the Global Note or Notes.

(g)                                  Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the “Physical Notes”) and, if applicable, bearing any legends required by Section 2.17.

SECTION 2.2 EXECUTION AND AUTHENTICATION.

(a)                                 One Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

(b)                                 If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(c)                                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)                                 Upon an Order of the Issuer signed by one Officer of the Issuer, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of $60,000,000, or in the aggregate principal amount of additional Notes as shall be permitted pursuant to Section 2.1(a), as applicable.  In authenticating such Notes or additional Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes or additional Notes, the Trustee shall receive, and, subject to Section 6.1, shall be fully protected in relying upon:

(i)                                     a copy of the Board Resolution of the Board of Directors approving the issuance of the Notes or additional Notes, certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate;

(ii)                                  an Officers’ Certificate complying with Section 16.6; and

(iii)                               an Opinion of Counsel complying with Section 16.6.

(e)                                  Upon an Order of the Issuer signed by two Officers of the Issuer, the Trustee shall authenticate Notes not bearing the Restrictive Securities Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(c) hereof.

(f)                                   The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and its Affiliates.

(g)                                  The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any positive integral multiple thereof.

SECTION 2.3 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(a)                                 The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

(b)                                 The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Paying Agent.

(c)                                  The Issuer initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.

Subject to Section 15.2, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Issuer acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

SECTION 2.5 HOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the “Register”). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing the Register.

SECTION 2.6 TRANSFER AND EXCHANGE.

(a)                                 Subject to Sections 2.15 and 2.16 hereof, when Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar’s request.

(b)                                 No service charge shall be made for any transfer, exchange or conversion of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.10, 12.6, 13.1, 13.2 or 14.2 not involving any transfer.

SECTION 2.7 REPLACEMENT NOTES.

(a)                                 If the Holder claims that the Note has been mutilated, lost, destroyed or stolen, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and, in the case of a mutilated Note, such mutilated Note is surrendered to the Trustee. In the case of lost, destroyed or stolen Notes, if required by the Trustee, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to replacing a Note and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.

(b)                                 In case any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note when due.

(c)                                  Every replacement Note is an additional obligation of the Issuer only as provided in Section 2.8.

SECTION 2.8 OUTSTANDING NOTES.

(a)                                 The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. Except to the extent provided in Section 2.9, a Note does not cease to be outstanding because the Issuer or one of its subsidiaries or Affiliates holds the Note.

(b)                                 If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.

(c)                                  If the Paying Agent (other than the Issuer or any Affiliate of the Issuer) holds on a Repurchase Date or Maturity Date money sufficient to pay Notes payable on that date (or, if the Issuer acts as Paying Agent, if the Issuer has segregated and holds such money in trust in accordance with Section 2.4 hereof), then on and after that date, such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Note shall be deemed paid whether or not the Note is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the Repurchase Price or principal amount, as applicable.

(d)                                 If a Note is converted in accordance with Article XIV hereof, then from and after the time of conversion on the Conversion Date, such Note will cease to be outstanding, and interest, if any, will cease to accrue on such Note.

SECTION 2.9 NOTES HELD BY THE ISSUER OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

SECTION 2.11 CANCELLATION.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XIV.

SECTION 2.12 DEFAULTED INTEREST.

If and to the extent the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Notes (the “Defaulted Interest”). The Issuer may pay the Defaulted Interest to the persons who are Holders on a subsequent special record date fixed by the Issuer (a “Defaulted Interest Special Record Date”). The Issuer shall fix such Defaulted Interest Special Record Date and payment date. At least 15 days before the Defaulted Interest Special Record Date, the Issuer shall mail to Holders a notice that states the Defaulted Interest Special Record Date, payment date and amount of interest to be paid.

SECTION 2.13 CUSIP NUMBERS.

The Issuer in issuing the Notes may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14 DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each Interest Payment Date, Maturity Date and Repurchase Date, the Issuer shall have deposited with a Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date and Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date and Repurchase Date, as the case may be.

SECTION 2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

(a)                                 The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary, and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Notes.

(b)                                 Transfers of Global Notes shall be limited to transfers in whole, or in part, to the Depositary, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

(c)                                  In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d)                                 Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Restrictive Securities Legend.

(e)                                  The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16 SPECIAL TRANSFER PROVISIONS.

(a)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i)                                     the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Restrictive Securities Legend, if (x) the requested transfer is after the first anniversary of the issue date for the Notes; provided, however, that neither the Company nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the first anniversary of the issue date for the Notes or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                                  if the proposed transferor is a Participant seeking to transfer an interest in one Global Note to a transferee who will hold such interest in another Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificates and other documents, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate principal amount of the Global Note through which the transferor held such interest in an amount equal to the aggregate principal amount of the Notes to be transferred and (B) an increase in the aggregate principal amount of the Global Note through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Notes to be transferred.

(b)                                 Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred except as a whole or in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)                                  Restrictive Securities Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Restrictive Securities Legend.  Upon the transfer, exchange or replacement of Notes bearing the Restrictive Securities Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Restrictive Securities Legend unless (i) the requested transfer is after the first anniversary of the issue date for the Notes (provided, however, that neither the Issuer nor any of its Affiliates has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the first anniversary of the issue date), (ii) there is delivered to the Trustee an Opinion of Counsel to the Issuer reasonably satisfactory to the Issuer to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar or co-Registrar a notice in the form of EXHIBIT D hereto.  Upon the effectiveness of a shelf registration statement on Form S-3, the Issuer shall deliver to the Trustee a notice of effectiveness, a Note or Notes, an authentication order in accordance with Section 2.2 and an

Opinion of Counsel and, if required by the Depositary, the Issuer shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

(d)           General.  By its acceptance of any Note bearing the Restrictive Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Securities Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(e)           Transfers of Notes Held by Affiliates.  Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Issuer within one year after the issue date for the Notes, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until the later of (x) one year after the date of original issuance of the Note and (y) 90 days after the Holder ceases to be an Affiliate, bear the Restrictive Securities Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

SECTION 2.17 RESTRICTIVE SECURITIES LEGENDS.

(a)           Each Global Note and Physical Note that constitutes a Restricted Security shall bear the legend (the “Restrictive Securities Legend”) as set forth in EXHIBIT C-1 on the face thereof until the date that is the later of (i) one year after the date of original issuance of the Notes, and (ii) 90 days after the Holder ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company or Issuer (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder; or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed between the Issuer and the Holder thereof).

(b)           Each Common Share that constitutes a Restricted Security shall bear the Restrictive Securities Legend as set forth in EXHIBIT C-3 on the reverse thereof until the date that is the later of (i) six months after the date of original issuance of the Notes in the case of Common Shares issuable on conversion of the Notes (or one year after the original issuance date in the case of Common Shares that is restricted upon issuance), and (ii) 90 days after the Holder ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company or Issuer (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder; or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Issuer, unless otherwise agreed between the Issuer and the Holder thereof)

(c)           Each Global Note shall also bear the legend as set forth in EXHIBIT C-2.

ARTICLE III
NOTE GUARANTEE

SECTION 3.1 NOTE GUARANTEE.

The Company hereby fully and unconditionally guarantees, as primary obligor and not merely as surety, to each Holder and the Trustee, the payment of principal of, premium, if any, and interest on the Notes in the amounts and at the times when due and interest on the overdue principal of, premium, if any, and interest on the Notes, if lawful, and the Repurchase Price, if applicable, with respect to any Note (the “Obligations”) on an unsecured senior subordinated basis (the “Note Guarantee”). The Note Guarantee ranks junior to all existing and future Senior Debt of the Company on the same terms as the Notes are subordinated thereto under Article XV. The Note Guarantee is effectively subordinated to all indebtedness and other liabilities of all Subsidiaries of the Company (other than the Issuer). Other than as set out above, the Note Guarantee ranks equally in right of payment with all of the Company’s other existing and future liabilities that are not secured or are not otherwise subordinated in favor of the Note Guarantee.

The Company waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Company waives notice of any default under the Notes or the Obligations. The obligations of the Company hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; or (e) any Change in Control of the Issuer.

The Company further agrees that the Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of any Obligations.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment or performance of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or would otherwise operate as a discharge of the Company as a matter of law or equity.

The Company further agrees that the Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or interest on, any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Company by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by repurchase or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

The Company further agrees that, as between the Company, on the one hand, and the Holders, on the other hand, (x) the maturity of any Obligations may be accelerated as provided in this Indenture for the purposes of the Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of any Obligations and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Note Guarantee.

The Company also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 3.1.

SECTION 3.2 CONSIDERATION.

The Company has received, or will receive, direct or indirect benefits from the making of the Note Guarantee.

SECTION 3.3 EXECUTION OF GUARANTEE.

To evidence the Note Guarantee to the Holders set forth in this Article III, the Company hereby agrees to execute the Note Guarantee in substantially the form attached hereto as EXHIBIT B, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. The Company hereby agrees that the Note Guarantee set forth in this Article III shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The Note Guarantee shall be signed on behalf of the Company by one of its authorized Officers prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee on behalf of the Company. Such signatures upon the Note Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Note Guarantee, and in case any such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Note Guarantee had not ceased to be such officer of the Company.

SECTION 3.4 SUCCESSOR GUARANTEE.

In the event that the Company consolidates with, merges with or into, or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of its property and assets (in one transaction or a series of related transactions) to any Person and the Company is not the surviving entity, such surviving entity shall expressly assume all of the obligations of the Company under this Article III and shall execute a Note Guarantee to evidence such obligation.

ARTICLE IV
SATISFACTION AND DISCHARGE

SECTION 4.1 SATISFACTION AND DISCHARGE OF INDENTURE.

When:

(1)           the Issuer shall deliver to the Trustee for cancellation all Notes previously authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously canceled, or

(2)           the Issuer shall deposit with the Trustee, within one year before the Notes have become due and payable at stated maturity or within one year of the Notes being scheduled for conversion pursuant to Article XIV or otherwise, cash or Common Shares, as applicable, sufficient to pay all of the outstanding Notes and all other sums payable by the Issuer under this Indenture, and if, in the case of either clause (1) or (2), the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect except as to:

(i)            remaining rights of registration of transfer, substitution and exchange and conversion of Notes,

(ii)           rights hereunder of Holders to receive payments of principal of and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and

(iii)          the rights, obligations and immunities of the Trustee hereunder,

and the Trustee, on written demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Issuer shall reimburse the Trustee for all amounts due the Trustee under Section 5.8 and Section 6.7 hereof and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 4.2 DEPOSITED MONIES TO BE HELD IN TRUST.

Subject to Section 4.3 hereof, all monies deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XIV hereof, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. All monies deposited with the Trustee pursuant to Section 4.1 hereof (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Issuer upon request of the Issuer.

SECTION 4.3 RETURN OF UNCLAIMED MONIES.

Anything contained herein to the contrary notwithstanding, and subject to any applicable law, any money held by the Trustee in trust for the payment and discharge of the principal, interest or premium, if any, on any of the Notes which remains unclaimed for two years after the date when each payment of such principal, interest and premium has become payable shall be repaid within sixty days of such date by the Trustee to the Issuer as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Issuer for the payment of the principal, interest and premium, if any, on such Notes. The Issuer may cause, or, if requested by the Issuer, the Trustee shall cause notice of such payment to the Issuer to be mailed to each Holder of a Note entitled thereto prior to such payment. The Trustee shall not be liable to the Issuer or any Holder for interest on funds held by it for the payment and discharge of the principal of, or interest or premium, if any, on, any of the Notes to any Holder. The Issuer shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

ARTICLE V
DEFAULTS AND REMEDIES

SECTION 5.1 EVENTS OF DEFAULT.

An “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           default in the payment of principal of (or premium, if any, on) any Note at its stated maturity or exercise of a Repurchase Right or otherwise;

(b)           default in the payment of interest on any Note when due and payable and continuance of such default for a period of 30 days;

(c)           default in the performance or breach of any term, covenant or agreement of the Issuer or the Company in this Indenture or under the Notes and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Issuer or the Company by the Trustee or to the Issuer or the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)           a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuer, the Company or any of the Company’s Significant Subsidiaries, whether such indebtedness now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged (a “Payment Default”) or (ii) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

(e)           a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer, the Company or any of the Company’s Significant Subsidiaries in an involuntary case under any applicable bankruptcy or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any of the Company’s Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Issuer, the Company or any of the Company’s Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(f)            the Issuer, the Company or any of the Company’s Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Company or any of the Company’s Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer, the Company or any of the Company’s Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or

(g)           failure by the Issuer or the Company to provide the notice required under this Indenture upon a Designated Event.

SECTION 5.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

(a)           If an Event of Default with respect to outstanding Notes (other than an Event of Default with respect to the Issuer or the Company specified in Section 5.1(e) or 5.1(f) hereof) occurs and is continuing and has not been cured or waived in accordance with this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Issuer or the Company specifying such Event of Default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

(b)           If an Event of Default with respect to the Issuer or the Company specified in Section 5.1(e) or 5.1(f) hereof occurs, all unpaid principal and accrued and unpaid interest on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

(c)           The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or (b) by the adoption of a resolution by Holders of a majority in aggregate principal amount of the outstanding Notes represented at a meeting of Holders at which a quorum (as prescribed in Section 9.4) is present, may rescind and annul an acceleration and its consequences if:

(1)           all existing Events of Default, other than the nonpayment of principal of or interest on the Notes which have become due solely because of the acceleration, have been remedied, cured or waived, and

(2)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 5.1(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically rescinded and annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have waived, cured, rescinded or annulled their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or waiver, cure, rescission or annulment as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

SECTION 5.3 OTHER REMEDIES.

If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may, in its discretion, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes.

The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

SECTION 5.4 WAIVER OF PAST DEFAULTS.

The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 9.4) is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Notes represented at such meeting, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(1)           in the payment of the principal of or premium, if any, or interest on any Note (provided, however, that subject to Section 5.7 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

(2)           in respect of a covenant or provision hereof which, under Section 8.2 hereof, cannot be modified or amended without the consent of the Holders of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.5 CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the outstanding Notes (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

(1)           conflicts with any law or with this Indenture;

(2)           the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(3)           may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.6 LIMITATION ON SUIT.

No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(1)           such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(2)           the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(4)           the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)           during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the outstanding Notes (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder (including conversion rights) or to obtain preference or priority over another Holder.

SECTION 5.7 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such Note on the stated maturity expressed in such Note, and in the case of the exercise of a Repurchase Right, on the Repurchase Date, and to bring suit for the enforcement of any such payment on or after such respective dates, and such right shall not be impaired or affected without the consent of such Holder.

SECTION 5.8 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE TRUSTEE.

Each of the Issuer and Company, jointly and severally, covenants that if:

(1)           a default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           a default is made in the payment of the principal of or premium, if any, on any Note at the maturity thereof,

the Issuer and the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 5.2 hereof) on such Notes for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, calculated using the applicable interest rate specified in Section 2.1(c) hereof, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer and the Company fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and/or the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer and/or the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the Company or the property of the Issuer or the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)           to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

(2)           to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 5.10 RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.11 RIGHTS AND REMEDIES CUMULATIVE.

No right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.12 DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

SECTION 5.13 APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee;

SECOND:  Subject to Article XV, to the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest, respectively; and

THIRD:  Any remaining amounts shall be repaid to the Issuer.

SECTION 5.14 UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest on any Note on or after the stated maturity expressed in such Note (or, in the case of exercise of a Repurchase Right, on or after the Repurchase Date) or for the enforcement of the right to convert any Note in accordance with Article XIV.

SECTION 5.15 WAIVER OF STAY OR EXTENSION LAWS.

Each of the Issuer and the Company, jointly and severally, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Company (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI
THE TRUSTEE

SECTION 6.1 DUTIES OF TRUSTEE.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this subsection shall not be construed to limit the effect of subsection (b) of this Section 6.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers.

(d)           Every provision of this Indenture that in any way relates to the Trustee in any of its roles hereunder is subject to the provisions of this Section 6.1.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 6.2 RIGHTS OF TRUSTEE.

(a)           Subject to Section 6.1, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Issuer, personally or by agent or attorney upon reasonable prior notice and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate of the Issuer and/or an Opinion of Counsel from the Issuer or from the Company. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate of the Issuer or Opinion of Counsel from the Issuer or from the Company.

(c)           Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Order of the Issuer and any resolution of the Board of Directors of the Issuer shall be sufficiently evidenced by a Board Resolution of the Issuer.

(d)           The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel of the Issuer shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(g)           Except with respect to Section 6.1, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article X hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 5.1(a) and 5.1(b), if the Trustee is also the Paying Agent, or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall (x) have received written notification of any event which is in fact such a default at its Corporate Trust Office and such notice references the Notes and this Indenture or (y) obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article X (other than Sections 10.4 and 10.7) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates of the Issuer).

(h)           The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and its directors, officers, employees and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Issuer deliver an Officers’ Certificate of the Issuer setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate of the Issuer, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.

(l)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.3 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 6.10 and 6.11.

SECTION 6.4 TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Notes; it shall not be accountable for the Issuer’s or the Company’s use of the proceeds from the Notes; and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

SECTION 6.5 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of Holders.

SECTION 6.6 REPORTS BY TRUSTEE TO HOLDERS.

(a)           Within 60 days after each June 15 beginning with June 15, 2013, the Trustee shall mail to each Holder if required by TIA Section 313(a) a brief report dated as of such June 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b) and Section 313(d).

(b)           A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.

SECTION 6.7 COMPENSATION AND INDEMNITY.

(a)           The Issuer and the Company shall, jointly and severally, pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

(b)           The Issuer and the Company shall, jointly and severally, indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Issuer, the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Issuer and the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee shall notify the Issuer promptly of any claim of which a Responsible Officer has actual knowledge or has received written notice and for which it may seek indemnification. The Issuer and the Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or willful misconduct.

(c)           To secure the Issuer’s and the Company’s payment obligations in this Section 6.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Notes.

(d)           The obligations of the Issuer and the Company with respect to the Trustee provided for in this Section 6.7 shall survive the satisfaction and discharge of this Indenture and any resignation or removal of the Trustee.

(e)           Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.8 REPLACEMENT OF TRUSTEE.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 6.8.

(b)           The Trustee may resign by so notifying the Issuer in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee with the Issuer’s consent. The Issuer may remove the Trustee if:

(i)            the Trustee fails to comply with Section 6.10;

(ii)           the Trustee is adjudged a bankrupt or an insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

(d)           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s and the Company’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, upon payment of any amount owed to the retiring Trustee hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

SECTION 6.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

SECTION 6.10 ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (on a consolidated basis) of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER AND THE COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1 ISSUER OR COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Issuer and the Company shall not consolidate with, merge with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of their property and assets (in one transaction or a series of related transactions) to any Person unless:

(1)           either (A) the Issuer or the Company shall be the resulting, surviving or transferee Person (the “Successor Company”), or (B) the Successor Company (if other than the Issuer or the Company, as the case may be) (i) shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia or under the laws of Canada or any province thereof, and (ii) shall (together with its ultimate parent company, if applicable) expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer’s and, if the Successor Company that succeeds to the Issuer assumes only the obligations under the Notes but not under the Note Guarantee, the Company’s obligations for the due and punctual payment of the principal of (and premium, if any) and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Issuer and the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 14.11 hereof;

(2)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)           the Issuer and the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 7.2 SUCCESSOR CORPORATION SUBSTITUTED.

Upon any consolidation of the Issuer or the Company with or merger of the Issuer or the Company with or into any other corporation or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer or the Company to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Issuer or the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Company under this Indenture with the same effect as if such successor Person had been named as the Issuer or the Company, as the case may be, herein, and in the event of any such conveyance or transfer, the Issuer or the Company (which term shall for this purpose mean the Person named as the “Issuer” or the “Company,” as the case may be, in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 7.1), except in the case of a lease to another Person, shall be discharged of all obligations and covenants under this Indenture and the Notes.

ARTICLE VIII
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.1 WITHOUT CONSENT OF HOLDERS OF NOTES.

Without the consent of any Holders of Notes, the Issuer and the Company, when authorized by Board Resolutions of their respective Boards of Directors, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:

(a)           add to the covenants of the Issuer and the Company for the benefit of the Holders of Notes;

(b)           surrender any right or power herein conferred upon the Issuer or the Company;

(c)           make provision with respect to the conversion rights of Holders of Notes pursuant to Section 14.11 hereof;

(d)           provide for the assumption of the Issuer’s and the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article VII hereof;

(e)           reduce the Conversion Price; provided, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders;

(f)            comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)           cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Issuer, the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (g) does not adversely affect the interests of the Holders in any material respect;

(h)           add or modify any other provisions with respect to matters or questions arising under this Indenture which the Issuer, the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (h) does not adversely affect the interests of the Holders; or

(i)            comply with the procedures of the Depositary.

SECTION 8.2 WITH CONSENT OF HOLDERS OF NOTES.

Except as provided below in this Section 8.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum (as prescribed in Section 9.4) is present, by the Holders of a majority in aggregate principal amount of the outstanding Notes represented at such meeting.

Without the written consent or the affirmative vote of each Holder so affected, an amendment, modification or waiver under this Section 8.2 may not:

(a)           change the maturity of the principal of, or any installment of interest on, any Note;

(b)           reduce the principal amount of, or premium, if any, or interest (including any payment of liquidated damages, if any) on any Note;

(c)           change the currency of payment of principal of, premium, if any, or interest on any Note;

(d)           impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Note;

(e)           modify the obligations of the Issuer or the Company to maintain an office or agency in The City of New York pursuant to Section 10.2 hereof;

(f)            amend the Designated Event Repurchase Right after the occurrence of a Change in Control or the right to convert any Note in a manner adverse to the Holders; provided, however, that the execution of a supplemental indenture solely to permit an Acquiror to assume the Issuer’s or the Company’s obligations under the Notes shall not be deemed to be adverse to the Holders;

(g)           reduce the percentage of aggregate principal amount of Notes outstanding necessary to waive a default or amend or modify this Indenture, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(h)           reduce the requirements of Section 9.4 hereof for quorum or voting, or reduce the percentage of aggregate principal amount of the outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for any Act of Holders of Notes under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act of Holders shall approve the substance thereof.

SECTION 8.3 COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.4 REVOCATION OF CONSENTS AND EFFECT OF CONSENTS OR VOTES.

Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note; provided, however, that unless a Special Record Date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (h) of Section 8.2 hereof, the amendment, supplement or waiver shall bind only each Holder of a Note which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.

The Issuer may, but shall not be obligated to, fix a special record date (a “Special Record Date”) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Special Record Date shall be not more than 30 days prior to the first solicitation of such consent. If a Special Record Date is fixed, then notwithstanding the proviso in the first paragraph of this Section 8.4, those Persons who were Holders at such Special Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Special Record Date. No such consent shall be valid or effective for more than 90 days after such Special Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

SECTION 8.5 NOTATION ON OR EXCHANGE OF NOTES.

If an amendment, supplement or waiver changes the terms of a Note:

(a)           the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

(b)           if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.6 TRUSTEE TO SIGN AMENDMENT, ETC.

The Trustee shall sign any amendment authorized pursuant to this Article VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall be given and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE IX
MEETING OF HOLDERS OF NOTES

SECTION 9.1 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

SECTION 9.2 CALL NOTICE AND PLACE OF MEETINGS.

(a)           The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 9.1 hereof, to be held at such time and at such place as the Trustee may determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.2 hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)           In case at any time the Issuer, pursuant to an Issuer Board Resolution, or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 9.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 9.3 PERSONS ENTITLED TO VOTE AT MEETINGS.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a

Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

SECTION 9.4 QUORUM; ACTION.

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 8.2 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than the percentage in principal amount of outstanding Notes required by this Indenture for the taking of the particular action.

Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section 9.4 shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

SECTION 9.5 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

(a)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 9.3 hereof and the appointment of any proxy shall be proved in the manner specified in Section 9.3 hereof. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.3 hereof or other proof.

(b)           The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 9.2(b) hereof, in which case the Issuer or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting.

(c)           At any meeting each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d)           Any meeting of Holders of Notes duly called pursuant to Section 9.2 hereof at which a quorum (as prescribed in Section 9.4) is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 9.6 COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 hereof and, if applicable, Section 9.4 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X
COVENANTS

SECTION 10.1 PAYMENT OF NOTES.

(a)           The Issuer shall pay all amounts due with respect to the Notes on the dates and in the manner provided in this Indenture and the Notes. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Issuer is acting as Paying Agent, if the Issuer has segregated and holds in trust in accordance with Section 2.4) on that date money sufficient to pay the amount then due with respect to the Notes.

(b)           The Issuer shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes.

SECTION 10.2 MAINTENANCE OF OFFICE OR AGENCY.

(a)           The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency (other than a change in the location of the office of the Trustee). If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)           The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.3 REPORTS.

(a)           The Issuer will comply with the provisions of TIA Section 314(a).

(b)           The Issuer and the Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other financial reports, if any, which the Issuer or the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or which the Issuer or the Company furnishes to its shareholders or stockholders. In the event the Issuer or the Company, as the case may be, is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer or the Company, as the case may be, shall continue to provide the Trustee with such quarterly and annual reports and other financial reports, if any, which the Issuer or the Company, as the case may be, furnishes to its shareholders or stockholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the Officers’ Certificate of the Issuer and the Company).

SECTION 10.4 COMPLIANCE CERTIFICATE.

The Issuer and the Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on March 31, 2014) of the Issuer an Officers’ Certificate of the Issuer and the Company stating whether or not the signers know of any Default or Event of Default by the Issuer or the Company in performing any of its obligations under this

Indenture or the Notes. If they do know of any such Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and its status.

SECTION 10.5 STAY, EXTENSION AND USURY LAWS.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 10.6 CORPORATE EXISTENCE.

Subject to Article VII, the Issuer and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their respective subsidiaries in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and the Company, as the case may be, and their respective subsidiaries; provided, however, that the Issuer and the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of their respective Board of Directors (i) such preservation or existence is not material to the conduct of business of the Issuer and the Company, respectively and (ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.

SECTION 10.7 NOTICE OF DEFAULT.

In the event that any Default or Event of Default shall occur, the Issuer will give prompt written notice of such Default or Event of Default to the Trustee.

ARTICLE XI
MAKE WHOLE PREMIUM

SECTION 11.1 MAKE WHOLE PREMIUM.

(a)           Upon the occurrence of a Change in Control, unless the Acquiror in such Change in Control is a Public Entity or is a direct or indirect subsidiary of a Public Entity and the Issuer indicates in the notice required to be sent to Holders pursuant to Section 11.2(c) hereof that it elects to provide for the Notes to be convertible into common shares of the Public Entity, the Issuer will pay, on the Designated Event Repurchase Date, the Make Whole Premium, if any, to Holders that convert their Notes pursuant to Section 14.1 hereof at any time after the date of the Issuer Notice required pursuant to Section 13.4 hereof but on or before the close of business on the Business Day immediately preceding the Designated Event Repurchase Date.

(b)           The Make Whole Premium shall be equal to an additional number of Common Shares calculated in accordance with Section 11.1(c) hereof. The Make Whole Premium will be in addition to, and not in substitution for, any cash, securities, or other assets otherwise due to Holders of Notes upon conversion or repurchase.

(c)           The “Make Whole Premium” shall be equal to the principal amount of the Notes to be converted divided by $1,000 and multiplied by the applicable number of Common Shares determined pursuant to the table below (the “Make Whole Table”) based on the Share Price and the Effective Date:

MAKE WHOLE PREMIUM UPON CHANGE IN CONTROL
(NUMBER OF ADDITIONAL COMMON SHARES)

EFFECTIVE DATE

SHARE PRICE ON EFFECTIVE DATE	4/15/2013	4/15/2014	4/15/2015	4/15/2016	4/15/2017	4/15/2018
$23.25	9.6774	9.6774	9.6774	9.6774	9.6774	9.6774
$25.00	8.2084	8.4332	8.4880	8.2482	7.5807	6.6667
$27.50	6.5412	6.6337	6.5452	6.1445	5.2375	3.0303
$30.00	5.2624	5.2656	5.0871	4.5988	3.5878	0.0000
$35.00	3.4841	3.3909	3.1329	2.6071	1.6466	0.0000
$40.00	2.3574	2.2301	1.9661	1.4949	0.7360	0.0000
$50.00	1.1164	0.9958	0.7939	0.4931	0.1292	0.0000
$60.00	0.5276	0.4402	0.3107	0.1463	0.0062	0.0000
$70.00	0.2323	0.1763	0.1019	0.0239	0.0000	0.0000
$80.00	0.0826	0.0511	0.0156	0.0000	0.0000	0.0000
$90.00	0.0131	0.0016	0.0000	0.0000	0.0000	0.0000

(i)            If the Share Price is between two share price amounts on the Make Whole Table or the Effective Date is between two dates on the Make Whole Table, the Make Whole Premium will be determined by straight-line interpolation between Make Whole Premium amounts set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year).

(ii)           If the Share Price is in excess of $90.00 (subject to adjustment as described in Section 11.3, the “Share Price Cap”), the Make Whole Premium shall be equal to zero Common Shares.

(iii)          If the Share Price is less than $23.25 (subject to adjustment as described in Section 11.3, the “Share Price Threshold”), the Make Whole Premium shall be equal to zero Common Shares.

(iv)          In no event shall the shares issuable upon conversion per $1,000 principal amount of Notes converted pursuant to Article XIV hereof be in excess of 43.0108 Common Shares (subject to adjustment as described in Section 11.3, the “Conversion Shares Cap”).

(v)           For purposes of this Section 11.1(c), the following terms shall have the respective meanings indicated:

(1)           “Effective Date” means the date that a Change in Control becomes effective.

(2)           “Share Price” means the price paid per share of Common Share in the transaction constituting the Change in Control, determined as follows:

(A)          if holders of Common Shares receive only cash in the transaction constituting the Change in Control, the Share Price shall equal the cash amount paid per share of Common Share; and

(B)          in all other cases, the Share Price shall equal the average Closing Price of a Common Share over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

(d)           The Issuer shall pay the Make Whole Premium in Common Shares, with cash in lieu of fractional shares in the manner contemplated by Section 14.3.

(e)           On or prior to the Designated Event Repurchase Date, the Issuer shall deposit with the Paying Agent a number or an amount of Common Shares, and cash in lieu of fractional shares, if any, sufficient to pay the Make Whole Premium with respect to all the Notes to be repurchased on such date and all the Notes converted in connection with such Change in Control; provided that if such payment is made on the Designated Event Repurchase Date, it must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

SECTION 11.2 ISSUER’S OPTION TO PROVIDE FOR CONVERSION INTO SHARES OF ACQUIROR IN LIEU OF MAKE WHOLE PREMIUM.

(a)           If a Change in Control occurs that would otherwise trigger the obligation of the Issuer to pay the Make Whole Premium pursuant to Section 11.1 hereof and the Acquiror is a Public Entity or is a direct or indirect subsidiary of a Public Entity, the Issuer may elect to provide for the Notes to be convertible into Common Shares of such Public Entity in lieu of paying the Make Whole Premium. The Issuer may elect to provide for the conversion of the Notes into Common Shares of such Public Entity (and thus to be under no obligation to pay the Make Whole Premium) so long as:

(i)            the common shares of the Public Entity into which the Notes will be convertible are, subject to notification of issuance, listed on the principal United States securities exchange on which the issued and outstanding common shares of the Public Entity are listed or, if not so listed, on the NASDAQ National Market;

(ii)           the common shares of the Public Entity are registered under the Exchange Act; and

(iii)          the common shares of the Public Entity into which the Notes will be convertible are registered under the Securities Act and any necessary qualification or registration under applicable state securities laws have been made (subject to the availability of any exemption from such qualification and registration requirements).

(b)           If the conditions contained in clauses (i) through (iii) of Section 11.2(a) are not satisfied on or prior to the effectiveness of the Change in Control, the Issuer shall pay the Make Whole Premium in connection with the Change in Control to electing Holders as described under Article XIII and Section 14.1 hereof.

(c)           The Issuer shall give to all Record Holders and to the Trustee and the Paying Agent, in the manner provided in Section 16.2 hereof on or before the 10th day after the Issuer has become aware of a Change in Control, a notice indicating Issuer’s intent to either pay the Make Whole Premium or to provide for the Notes to be convertible into common shares of the Public Entity. Such notice shall be in the same form as required under Section 13.4 hereof and shall include the amount and basis of calculation of the Make Whole Premium.

SECTION 11.3 ADJUSTMENTS RELATING TO MAKE WHOLE PREMIUM.

Each time that the Conversion Rate is adjusted by the Issuer pursuant to Section 14.4 hereof, (A) the Share Price Threshold, the Share Price Cap and each of the share prices set forth in the left hand column of the Make Whole Table shall be adjusted (rounded to the nearest cent) by multiplying each such amount by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted, and (B) the Conversion Shares Cap and each of the share amounts set forth in the body of the Make Whole Table shall be adjusted (rounded to the nearest one-one hundredth of a share) in the same manner as the Conversion Rate is adjusted pursuant to Section 14.4 hereof.

ARTICLE XII
[RESERVED]

ARTICLE XIII
REPURCHASE OF NOTES

SECTION 13.1 [RESERVED]

SECTION 13.2 REPURCHASE AT THE OPTION OF THE HOLDER UPON A DESIGNATED EVENT.

(a)           In the event that a Designated Event shall occur at any time prior to the Maturity Date, then each Holder shall have the right (the “Designated Event Repurchase Right”), at such Holder’s option, to require the Issuer to repurchase, and upon the exercise of such right the Issuer shall repurchase, such Holder’s Notes, in whole or in part, of $1,000 or any integral multiple of $1,000 in excess thereof or the entire principal amount of the Notes held by any Holder (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), on the date specified by the Issuer (the “Designated Event Repurchase Date”) that is not less than 20 nor more than 30 Business Days after the date of the Issuer Notice (as defined in Section 13.4) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, to, but excluding, the Designated Event Repurchase Date (the “Designated Event Repurchase Price”); provided, however, that installments of interest, if any, on Notes with an Interest Payment Date on or prior to the Designated Event Repurchase Date shall be payable to the Holders of such Notes registered as such on the relevant Record Date according to their terms and the provisions of Section 2.1 hereof. The Designated Event Repurchase Price to be paid upon a Designated Event shall be paid in cash.

(b)           To exercise a Designated Event Repurchase Right, a Holder shall deliver to the Issuer or its designated agent (i) prior to the close of business on the Designated Event Repurchase Date specified in the Issuer Notice, written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered, subject to Section 2.16 hereof) and a statement that an election to exercise the Designated Event Repurchase Right is being made thereby (the “Designated Event Repurchase Notice”), and (ii) the Notes with respect to which the Designated Event Repurchase Right is being exercised duly endorsed for transfer (or, if any Note is not certificated, the Designated Event Repurchase Notice must comply with Depositary procedures). The Issuer shall pay or deposit funds with the Paying Agent in the amount of the Designated Event Repurchase Price for the Notes to be repurchased on the Trading Day immediately following the Designated Event Repurchase Date.

(c)           The Paying Agent shall promptly notify the Issuer of the receipt by it of a Designated Event Repurchase Notice.

(d)           Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 13.2 shall be consummated by the delivery from the Issuer to the Paying Agent of the consideration to be received by the Holder on the Trading Day immediately following the Designated Event Repurchase Date.

SECTION 13.3  [RESERVED]

SECTION 13.4 NOTICE OF OPTIONAL REPURCHASE TO BE PROVIDED BY THE ISSUER.

(a)           On or before the 10th day after the Issuer becomes aware of the occurrence of a Designated Event, the Issuer shall give to all Holders of Notes and to the Trustee, in the manner provided in Section 16.2, notice (the “Issuer Notice”) of the occurrence of the Designated Event and of the Designated Event Repurchase Right set forth herein arising as a result thereof.

(b)           Each Issuer Notice shall state:

(i)                                     the Designated Event Repurchase Date,

(ii)                                  the date by which the Designated Event Repurchase Right must be exercised,

(iii)                               whether the Designated Event is a Termination of Trading, Change in Management or a Change in Control,

(iv)                              the Designated Event Repurchase Price,

(v)                                 if the Designated Event is a Change in Control and the Acquiror is a Public Entity or is a direct or indirect subsidiary of a Public Entity, whether the Issuer elects to pay the Make Whole Premium, as provided in Section 11.2 hereof,

(vi)                              [reserved],

(vii)                           a description of the procedure that a Holder must follow to exercise a Designated Event Repurchase Right, and the place or places where such Notes are to be surrendered for payment of the Designated Event Repurchase Price,

(viii)                        that on the Designated Event Repurchase Date the Designated Event Repurchase Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon will cease to accrue on and after such date,

(ix)                              the Conversion Rate then in effect and the place or places where such Notes may be surrendered for conversion, and

(x)                                 the place or places that the Note certificate with the election of Holder to require repurchase as specified in form of Global Note shall be delivered.

(c)                                  No failure of the Issuer to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

(d)                                 If any of the foregoing provisions or other provisions of this Article XIII are inconsistent with applicable law, such law shall govern.

SECTION 13.5 NOTICE OF WITHDRAWAL.

A Holder may withdraw any Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent prior to the close of business on the Repurchase Date (“Withdrawal Notice”). The Withdrawal Notice must state:

(a)                                 the principal amount of the withdrawn Notes;

(b)                                 if certificated Notes have been issued, the certificate number of the withdrawn Notes (or, if the Notes are not certificated, the Withdrawal Notice must comply with appropriate Depositary procedures); and

(c)                                  the principal amount, if any, which remains subject to the Repurchase Notice.

SECTION 13.6 PAYMENT OF THE REPURCHASE PRICE.

(a)                                 Payment of the Repurchase Price for a Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Note, together with necessary endorsements, to the Paying Agent at the Corporate Trust Office, at any time after delivery of the Repurchase Notice. The Issuer shall pay or deposit funds with the Paying Agent in the amount of the Repurchase Price for the Note on the Trading Day immediately following the Repurchase Date.

(b)                                 If the Paying Agent holds money sufficient to pay the Repurchase Price of the Notes on the Trading Day immediately following the Repurchase Date, then, on and after the Trading Day immediately following the Repurchase Date:

(i)                                     the Notes will cease to be outstanding;

(ii)                                  interest will cease to accrue in respect of any date from and after the Repurchase Date; and

(iii)                               all other rights of the Holder will terminate, other than the right to receive the Repurchase Price upon delivery of the Notes.

(c)                                  This will be the case whether or not book-entry transfer to the Notes has been made or the Notes have been delivered to the Paying Agent. Installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes registered as such at the close of business on the relevant Regular Record Date.

ARTICLE XIV
CONVERSION OF NOTES

SECTION 14.1 CONVERSION RIGHT AND CONVERSION PRICE.

(a)                                 Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any outstanding Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable Common Shares, at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to adjustment, as described below. Such conversion right shall expire at the close of business on the Business Day immediately preceding the Maturity Date unless the Notes or a portion thereof have been previously called for repurchase. A Note for which a Holder has delivered a Repurchase Notice pursuant to Article XIII hereof may be surrendered for conversion only if such notice is withdrawn in accordance with Article XIII hereof.

(b)                                 The rate at which Common Shares shall be delivered upon conversion (the “Conversion Rate”) shall be initially equal to 33.3333 Common Shares per $1,000 principal amount of Notes. The Conversion Price of the Notes (the “Conversion Price”) shall be initially equal to $30.00 per Common Share. The Conversion Rate and the Conversion Price shall be adjusted in certain instances as provided in Section 14.4 hereof.

(c)                                  In case a Note or portion thereof is called for repurchase, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day immediately preceding a Repurchase Date, unless the Issuer defaults in making the payment due upon repurchase. In the case of a Change in Control for which the Holder exercises its Designated Event Repurchase Right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Designated Event Repurchase Date.

(d)                                 Notwithstanding anything contained in this Article XIV, any conversion of the Notes held by a resident of Canada will be subject to the availability of a prospectus exemption under applicable Canadian securities laws until such time as a final receipt has been issued for a Canadian prospectus qualifying the distribution of the underlying Common Shares.

SECTION 14.2 EXERCISE OF CONVERSION RIGHT.

In order to exercise the conversion right with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or Conversion Agent; and pay the funds, if any, required by this Section 14.2 and any transfer taxes if required pursuant to Section 14.8.

In order to exercise the conversion right with respect to any Note in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in the City of New York or, at the option of such Holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by this Section 14.2. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 14.8.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Issuer shall cause the Company to issue and shall deliver to such Holder at the office or agency maintained by the Issuer for such purpose pursuant to Section 10.2, (i) a certificate or certificates for the number of full shares of Common Shares issuable upon the conversion of such Note or portion thereof as determined by the Issuer in accordance with the provisions of Section 14.14 and (ii) cash or a check in respect of any fractional interest in respect of a share of Common Shares arising upon such conversion, calculated by the Issuer as provided in Section 14.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.2, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 14.2 have been satisfied as to such Note (or portion thereof) (the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Issuer shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.

To the extent provided in Section 2.1, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Note whose maturity is prior to such Interest Payment Date) shall be accompanied by payment in funds acceptable to the Issuer of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion, as well as any taxes or duties payable pursuant to Section 14.8. To the extent provided in Section 2.1, Notes (i) for which overdue interest, if any, exists at the time of conversion with respect to such Notes or (ii) that are submitted for repurchase by the Holder in a Designated Event Repurchase Notice, and which are converted prior to repurchase, shall not require such concurrent payment to the Issuer upon surrender for conversion, if such Holder’s conversion right would terminate because of the repurchase between the Regular Record Date and the close of business on the second Business Day following the next succeeding Interest Payment Date and if converted during the time period set forth in this sentence, the Holders of such converted Notes shall be entitled to receive (and retain) any accrued interest on the principal of such surrendered Notes.

Notes shall be deemed to have been converted immediately prior to 5:00 P.M. Eastern Time on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the Conversion Date, the Issuer shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 14.3 hereof.

Upon the conversion of an interest in a Global Note, the Conversion Agent, or the Trustee, as custodian for the Depositary, at the direction of the Conversion Agent, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

The Issuer shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent.

Except for accrued and unpaid interest payable through a Regular Record Date with respect to a Note converted after such Regular Record Date but prior to the corresponding Interest Payment Date, upon the conversion of a Note, a Holder will not receive any cash payment of accrued and unpaid interest. Accrued and unpaid interest is deemed to be paid in full with the Common Shares (together with the cash payment, if any in lieu of fractional shares) rather than cancelled, extinguished or forfeited.

In the case of any Note which is converted in part only, upon such conversion the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

The Issuer hereby initially appoints the Trustee as Conversion Agent.

SECTION 14.3 FRACTIONS OF SHARES.

No fractional Common Shares shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional Common Shares which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Issuer shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Shares as of the Trading Day preceding the date of conversion.

SECTION 14.4 ADJUSTMENT OF CONVERSION RATE.

Each time that the Conversion Price is adjusted by the Issuer pursuant to this Section 14.4, the Conversion Rate shall be adjusted (rounded to the nearest one-ten thousandth) by multiplying the Conversion Rate by a fraction, the numerator of which is the Conversion Price immediately prior to such adjustment and the denominator of which is the Conversion Price as so adjusted.

The Conversion Price shall be subject to adjustments, calculated by the Issuer, from time to time as follows:

(a)                                 In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(i)                                     the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined in Section 14.4(g)) fixed for such determination, and

(ii)                                  the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 14.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b)                                 In case the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c)                                  In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 14.4(d)) to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 14.4(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

(i)                                     the numerator of which shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

(ii)                                  the denominator of which shall be the number of Common Shares outstanding on the close of business on the Record Date plus the total number of additional Common Shares so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that Common Shares (or securities convertible into Common Shares) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of Common Shares (or securities convertible into Common Shares) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors of the Issuer.

(d)                                 In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares any class of Capital Shares of the Company (other than any dividends or distributions to which Section 14.4(a) applies) or evidences of its indebtedness or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 14.4(c), (2) any stock, securities or other property or assets (including cash) distributed as dividends or distributions in connection with a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 14.11 hereof applies and (3) any dividends or distributions paid exclusively in cash, (the securities described in foregoing are hereinafter in this Section 14.4(d) called the “securities”), then, in each such case, subject to the second paragraph of this Section 14.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 14.4(g)) with respect to such distribution by a fraction:

(i)                                     the numerator of which shall be the Current Market Price (determined as provided in Section 14.4(g)) on such date less the fair market value (as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer) on such date of the portion of the securities so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the Record Date), and

(ii)                                  the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors of the Issuer determines the fair market value of any distribution for purposes of this Section 14.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 14.4(g) to the extent possible, unless the Board of Directors of the Issuer in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder. For purposes of any calculation under this Section 14.4(d) in which the distribution consists of Capital Shares of one or more of the Company’s Subsidiaries or other business units, if such Capital Shares are listed or quoted on the New York Stock Exchange or other national or regional exchange or market and Closing Prices are available during the relevant calculation period, the fair market value of such Capital Shares so listed or quoted shall be the average of the daily Closing Prices per share or unit of such Capital Shares for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the “ex” date (as defined in Section 14.4(g) hereof) with respect to the distribution requiring such computation.

Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase the Company’s Capital Shares (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(1)                                 are deemed to be transferred with such Common Shares;

(2)                                 are not exercisable; and

(3)                                 are also issued in respect of future issuances of Common Shares,

shall be deemed not to have been distributed for purposes of this Section 14.4(d) (and no adjustment to the Conversion Price under this Section 14.4(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 14.4(d):

(1)                                 in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Shares with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and

(2)                                 in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 14.4(d) and Sections 14.4(a), 14.4(b) and 14.4(c), any dividend or distribution to which this Section 14.4(d) is applicable that also includes Common Shares, a subdivision or combination of Common Shares to which Section 14.4(c) applies, or rights or warrants to subscribe for or purchase Common Shares to which Section 14.4(c) applies (or any combination thereof), shall be deemed instead to be:

(1)                                 a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such Common Shares, such subdivision or combination or such rights or warrants to which Sections 14.4(a), 14.4(b) and 14.4(c) apply, respectively (and any Conversion Price reduction required by this Section 14.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2)                                 a dividend or distribution of such Common Shares, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 14.4(a), 14.4(b) and 14.4(c) with respect to such dividend or distribution shall then be made), except:

(A)                               the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 14.4(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 14.4(b), and (z) as “the date fixed for the determination of shareholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 14.4(c), and

(B)                               any Common Shares included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 14.4(a) and any reduction or increase in the number of Common Shares resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e)                                  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed upon a reclassification, change, merger, combination, sale, conveyance, consolidation or statutory share exchange to which Section 14.11 hereof applies or as part of a distribution referred to in Section 14.4(d) hereof), then and in each such case, immediately after the close of business on the Record Date of such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

(i)                                     the numerator of which shall be equal to the Current Market Price on such Record Date less the full amount of such distribution, in each case, applicable to one Common Share, and

(ii)                                  the denominator of which shall be equal to the Current Market Price on the Record Date.

However, as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer, the Issuer may in lieu of the foregoing adjustment, make adequate provision so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f)                                   In case a tender or exchange offer made by the Company or any of its subsidiaries to all holders of Common Shares for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer), as of the expiration of such tender or exchange offer that exceeds the Current Market Price (determined as provided in Section 14.4(g)) as of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Common Shares outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(i)                                     the numerator of which shall be the number of Common Shares outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, and

(ii)                                  the denominator shall be the sum of (x) the fair market value (determined by the Board of Directors of the Issuer, whose determination shall be conclusive and set forth in a Board Resolution of the Issuer) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) as of the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 14.4(f) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 14.4(f).

(g)                                  For purposes of this Section 14.4, the following terms shall have the meanings indicated:

(1)                                 “Current Market Price” shall mean the average of the daily Closing Prices per Common Share for the ten consecutive Trading Days ending on the earlier of the date of determination and the day before the “ex” date (as defined below) with respect to the distribution requiring such computation; provided, however, that for purposes of any calculation under Section 14.4(d) in which the distribution consists of Capital Shares of one or more of the Company’s Subsidiaries or other business units, the Current Market Price shall mean the average of the daily Closing Prices per Common Share for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the “ex” date with respect to the distribution requiring such computation. For purposes of this definition, “ex” date shall mean:

(A)                               with respect to any issuance or distribution, means the first date on which the Common Shares trade regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(B)                               with respect to any subdivision or combination of Common Shares, means the first date on which the Common Shares trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C)                               with respect to any tender or exchange offer, means the first date on which the Common Shares trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 14.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 14.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Issuer.

(2)                                 “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction; provided, however, that for purposes of any calculation under Section 14.4(d) hereof in which the distribution consists of Capital Shares of one or more of the Company’s Subsidiaries or other business units, if such Capital Shares are listed or quoted on the New York Stock Exchange or other national or regional exchange or market and Closing Prices are available during the relevant calculation period, the fair market value of such Capital Shares so listed or quoted shall be the average of the daily Closing Prices per share or unit of such Capital Shares for the ten consecutive Trading Days commencing on and including the fifth Trading Day after the “ex” date (as defined in this Section 14.4(g)) with respect to the distribution requiring such computation.

(3)                                 “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

(h)                                 The Issuer may make such reductions in the Conversion Price, in addition to those required by Sections 14.4(a), (b), (c), (d), (e) or (f), as the Board of Directors of the Issuer considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Issuer from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors of the Issuer determines in good faith that such reduction would be in the best interests of the Issuer, which determination shall be conclusive and set forth in a Board Resolution of the Issuer. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Issuer shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

Notwithstanding the foregoing, any action taken under the two immediately preceding paragraphs shall be subject to approval of the New York Stock Exchange (or other applicable regulatory approval).

Adjustment to the Conversion Price is not necessary if Holders may participate in the transactions otherwise giving rise to an adjustment on a basis and with notice that the Board of Directors of the Issuer determines to be fair and appropriate. Such participation is subject to acceptance by the New York Stock Exchange. In cases where the fair market value of the portion of assets, debt securities or rights, warrants or options to purchase securities of the Company applicable to one Common Share distributed to shareholders exceeds the average sale price per Common Share, or the average sale price per share of options on Common Shares so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Price, a Holder, upon conversion of a Note, will be entitled to receive (in addition to the Common Shares into which such Note is convertible) the kind and amounts of assets, debt securities or rights, options or warrants comprising the distribution that such Holder would have received if such Holder had converted such Note immediately prior to the record date for determining the shareholders entitled to receive such distribution.

(i)                                     No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 14.4(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIV shall be made by the Issuer and shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

(j)                                    In any case in which this Section 14.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Issuer may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 14.3 hereof.

(k)                                 For purposes of this Section 14.4, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

(l)                                     If the distribution date for the rights provided in the Company’s rights agreement, if any, occurs prior to the date a Note is converted, (i) the Holder of the Note who converts such Note after the distribution date is entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the Common Shares received upon such conversion and (ii) no adjustment shall be made to the Conversion Price pursuant to clause 14.4(b).

SECTION 14.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 14.4(h) for which the notice required by such paragraph has been provided), the Issuer shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate of the Issuer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based; provided that the Trustee shall have no duty or obligation to verify the accuracy of the adjusted Conversion Price. Promptly after delivery of such Issuer Officers’ Certificate, the Issuer shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

SECTION 14.6 NOTICE PRIOR TO CERTAIN ACTIONS.

In case at any time after the date hereof:

(1)                                 the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(2)                                 the Company shall authorize the granting to the holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(3)                                 there shall occur any reclassification of the Common Shares of the Company (other than a subdivision or combination of its outstanding Common Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4)                                 there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 10.2 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 16.2 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A)                               the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

(B)                               the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 14.6.

SECTION 14.7 COMPANY TO RESERVE COMMON SHARES; INTERCOMPANY AGREEMENT.

(a)                                 The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Notes, the full number of fully paid and nonassessable Common Shares then issuable upon the conversion of all outstanding Notes.

(b)                                 The Issuer and the Company will have agreed to contribute the Common Shares issuable upon conversion of the Notes pursuant to this Article XIV to the Issuer by the date hereof.

SECTION 14.8 TAXES ON CONVERSIONS.

Except as provided in the next sentence, the Issuer will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Shares on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Issuer the amount of any such tax or duty, or has established to the satisfaction of the Issuer that such tax or duty has been paid.

SECTION 14.9 COVENANT AS TO COMMON SHARES.

The Issuer and the Company, jointly and severally, covenant that all Common Shares which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 14.8, the Issuer will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 14.10 CANCELLATION OF CONVERTED NOTES.

All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

SECTION 14.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.

If any of following events occur, namely:

(i)                                     any reclassification or change of the outstanding Common Shares (including a compulsory share exchange but other than changes resulting from a subdivision or combination), as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares,

(ii)                                  any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares or

(iii)                               any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Shares, then the Issuer and the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) which the Holder thereof would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Shares immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 14.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trustee shall be given an Opinion of Counsel of the Issuer and the Company as to whether any such supplemental indenture is required to and does comply with the TIA. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIV. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Boards of Directors of the Issuer and the Company shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XIII hereof.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 14.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 14.11 applies to any event or occurrence, Section 14.4 hereof shall not apply.

SECTION 14.12 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

The Trustee, subject to the provisions of Section 6.1 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 6.1 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 6.1 hereof, nor any Conversion Agent shall be responsible for any failure of the Issuer or the Company to make any cash payment or to issue, transfer or deliver any shares or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Issuer or the Company to comply with any of the covenants of the Issuer or the Company contained in this Article XIV.  Neither the Trustee nor the Conversion Agent shall have any obligation to make any calculations hereunder.

SECTION 14.13 LIMITATION ON CONVERSION RIGHT.

Notwithstanding anything to the contrary in this Article, any Holder of a Note shall not have the right to convert any Note to the extent that, after giving effect to such conversion, the Holder (together with the Holder’s affiliates), as set forth on the applicable conversion notice, would beneficially own in excess of 9.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon conversion of the Note with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Issuer or the Company (including, without limitation, any other Notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein, beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 14.13, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 14.13, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any subsequent notice by the Issuer, the Company or the Company’s transfer agent setting forth the number of Common Shares outstanding. Upon the written or oral request of the Holder, the Company shall promptly confirm in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Note, by the Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported. Neither the Trustee nor the Conversion Agent shall be responsible for monitoring compliance with this Section 14.13 and, absent written direction from the Issuer or Company to the contrary, may assume that any Conversion Notice complies with this restriction.

SECTION 14.14 SATISFACTION OF CONVERSION OBLIGATION

With respect to each Holder that exercises its conversion right in accordance with this Indenture, assuming all of the other requirements have been satisfied by such Holder, then settlement in Common Shares shall occur as soon as practicable.

The settlement amount will be computed as follows: the Issuer will deliver to such holder a number of shares of Common Shares equal to (1) the aggregate principal amount of the Notes to be converted divided by 1,000, multiplied by (2) the Conversion Rate in effect on the Conversion Date (plus cash in lieu of fractional shares calculated as provided in Section 14.3).

ARTICLE XV
SUBORDINATION OF NOTES

SECTION 15.1 NOTES SUBORDINATED TO SENIOR DEBT.

Notwithstanding any other provision of this Indenture, the Issuer, the Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XV and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Notes, and all payments in respect thereof including any payments on account of the Make Whole Premium, shall, to the extent set forth in this Article XV, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts that constitute Senior Debt, including, without limitation, the Issuer’s obligations under the Senior Bank Facilities.

The Notes will be on parity in the right of payment with the Issuer’s other existing and future liabilities that are not otherwise subordinated in favor of the Notes.

The Notes will be senior in the right of payment to all other indebtedness of the Issuer that by its terms is expressly subordinate to the Notes.

SECTION 15.2 NO PAYMENT ON NOTES IN CERTAIN CIRCUMSTANCES.

(a)                                 No direct or indirect payment on account of the Notes or on account of the purchase or other acquisition of Notes by or on behalf of the Issuer and no deposit pursuant to Section 4.1 shall be made if, at the time of such payment or deposit, there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on Senior Debt (including without limitation upon acceleration of the maturity thereof) when due (a “Senior Payment Default”).

(b)                                 In addition, if any default (other than a Senior Payment Default) with respect to any Senior Debt permitting, or which with the giving of notice of lapse of time (or both) would permit, the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a “Senior Non-monetary Default”) has occurred and is continuing and the Issuer and the Trustee have received written notice thereof from the agent bank for any Credit Facility Debt or from an authorized person on behalf of Designated Senior Debt, then the Issuer may not make any payments on account of the Notes or on account of the purchase or other acquisition of Notes and may not make any deposit pursuant to Section 4.1, in either case for a period (a “Payment Blockage Period”) commencing on the date the Issuer and the Trustee receive such written notice and ending on the earlier of (i) 179 days after such date or on the date on which the Trustee receives notice from the agent bank for the Credit Facility Debt or from any authorized person on behalf of any Designated Senior Debt, as applicable, rescinding such notice and (ii) the date, if any, on which the Senior Debt to which such default relates is discharged or such default is waived or otherwise cured provided that no other default then exists except, in each case, any acceleration of the Senior Debt.

(c)                                  Not more than one Payment Blockage Period pursuant to Section 15.2(b) or 15.2(c) may be commenced with respect to the Notes during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the representatives for, or the holders of, Designated Senior Debt, other than under the Credit Facility Debt, shall not bar the commencement of another Payment Blockage Period by the agent bank for the Credit Facility Debt within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of Section 15.2(b) or 15.2(c), no event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt or Credit Facility Debt initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Debt or Credit Facility Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

SECTION 15.3 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

(a)                                 Upon any payment or distribution of assets or securities of the Issuer to creditors of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the holders of Senior Debt will first be entitled to receive payment in full in cash or cash equivalents of principal of (and premium, if any) and interest on such Senior Debt (whether or not allowed in such proceeding) before the Holders are entitled to receive any payment of principal of (and premium, if any) or interest on the notes or on account of the purchase or other acquisition of the Notes by the Issuer or any of its subsidiaries. In the event that notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of the Issuer’s assets of any kind or character (excluding shares of Issuer’s common stock or securities provided for in a plan reorganization or readjustment which are subordinate in right of payment to all Senior Debt to substantially the same extent as the Notes are so subordinated) before all the Senior Debt is paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other Person making payment or distribution of our assets for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

(b)                                 To the extent any payment of Senior Debt of the Issuer (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt of the Issuer or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt of the Issuer is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt of the Issuer for all purposes of this Indenture as if such declaration, invalidity or setting aside had not occurred.

(c)                                  In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 15.3(a) and before all obligations in respect of Senior Debt of the Issuer are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt of the Issuer (pro rata to such holders on the basis of the respective amounts of Senior Debt of the Issuer held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such Senior Debt of the Issuer may have been issued, as their respective interests appear, for application to the payment of Senior Debt of the Issuer remaining unpaid until all such Senior Debt of the

Issuer has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt of the Issuer.

(d)                                 The consolidation of the Issuer with, or the merger of the Issuer with or into, another Person or the liquidation or dissolution of the Issuer following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another Person upon the terms and conditions provided in Article VII hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 15.3 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article VII hereof.

SECTION 15.4 SUBROGATION.

Upon the payment in full of all Senior Debt in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer made on such Senior Debt until the principal of and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article XV, and no payment pursuant to the provisions of this Article XV to the holders of Senior Debt by Holders or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Debt. It is understood that the provisions of this Article XV are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 15.5 OBLIGATIONS OF THE ISSUER UNCONDITIONAL.

(a)                                 Nothing contained in this Article XV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of the Senior Debt.

(b)                                 Without limiting the generality of the foregoing, nothing contained in this Article XV will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their maturity or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Issuer under the Notes.

SECTION 15.6 NOTICE TO TRUSTEE.

(a)                                 The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XV. The Trustee shall not be charged with knowledge of the existence of any Senior Payment Default or Senior Non-monetary Default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an Officer of the Issuer, or by a holder of Senior Debt or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to this Article XV, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 15.6 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Issuer and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 15.6 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article XV. The foregoing shall not apply if the paying agent is the Issuer. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

(b)                                 In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 15.7 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets or securities referred to in this Article XV, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

SECTION 15.8 TRUSTEE’S RELATION TO SENIOR DEBT.

(a)                                 The Trustee and any paying agent shall be entitled to all the rights set forth in this Article XV with respect to any Senior Debt that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any paying agent of any of its rights as such holder.

(b)                                 With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in Section 15.2(b), Section 15.3(a) and Section 15.3(c)) and shall not be liable to any such holders if the Trustee shall, in good faith, mistakenly pay over or distribute to the Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XV or otherwise.

SECTION 15.9 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE ISSUER OR HOLDERS OF SENIOR DEBT.

No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article XV will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article XV are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

SECTION 15.10 HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE THE SUBORDINATION OF THE NOTES.

Each Holder, by such Holder’s acceptance of any Notes, authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XV, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Issuer, the filing of a claim for the unpaid balance of its Notes, if any, in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 15.11 NOT TO PREVENT EVENTS OF DEFAULT.

The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article XV will not be construed as preventing the occurrence of an Event of Default.

SECTION 15.12 TRUSTEE’S COMPENSATION NOT PREJUDICED.

Nothing in this Article XV will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

SECTION 15.13 NO WAIVER OF SUBORDINATION PROVISIONS.

Without in any way limiting the generality of Section 15.9, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 15.14 PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

Nothing contained in this Article XV or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Section 15.2 or Section 15.3, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of and interest on the Notes to the Holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 15.2(b) (or there shall have been an acceleration of the Notes prior to such application) or in Section 15.6. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.  Notwithstanding anything herein to the contrary, monies held pursuant to Section 4.2 shall not be subject to the claims of holders of Senior Debt pursuant to this Article XV; provided, that the deposit of such monies did not violate Section 15.2.

ARTICLE XVI
OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 16.1 TRUST INDENTURE ACT CONTROLS.

This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

SECTION 16.2 NOTICES.

Any notice or communication to the Issuer and/or the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail or by overnight delivery service to the address set forth below:

(a)                                 if to the Issuer and the Company:

Lions Gate Entertainment Corp.
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9

Lions Gate Entertainment Inc.
2700 Colorado Avenue, Suite 200
Santa Monica, CA  90404
Attention:  Chief Financial Officer

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:  David E. Shapiro, Esq.
                  Joshua A. Feltman, Esq.

(b)                                 if to the Trustee:

U.S. Bank National Association
633 W. 5th Street, 24th Floor
Los Angeles, California 90071
Attention:  Corporate Trust Services

The Issuer and the Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar or, if the Holder is the Depositary, sent by facsimile or overnight delivery services. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

If the Issuer and the Company mail a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

SECTION 16.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

SECTION 16.4 ACTS OF HOLDERS OF NOTES.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by:

(1)                                 one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(2)                                 the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article IX; or

(3)                                 a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Holders” of Notes signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.1 hereof) conclusive in favor of the Trustee and the Issuer and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 9.6 hereof.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

(c)                                  The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 16.5 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Issuer and/or the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel of the Issuer and/or the Company, as the case may be, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel of the Issuer and/or the Company, as the case may be, with respect to the matters upon which such certificate or opinion is based, is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Issuer and/or the Company stating that the information with respect to such factual matters is in the possession of the Issuer and/or the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Upon any application or request by the Issuer and the Company to the Trustee to take any action under any provision of this Indenture, the Issuer and the Company shall furnish to the Trustee an Officers’ Certificate of the Issuer and the Company stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel of the Issuer and the Company stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

SECTION 16.6 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                 a statement that each individual signing such certificate or opinion on behalf of the Issuer or the Company has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 16.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 16.8 SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Issuer and the Company shall bind their successors and assigns, whether so expressed or not.

SECTION 16.9 SEPARABILITY CLAUSE.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 16.10 BENEFITS OF INDENTURE.

Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 16.11 GOVERNING LAW.

THIS INDENTURE, THE NOTE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 16.12 COUNTERPARTS.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

SECTION 16.13 LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Designated Event Repurchase Date or stated maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Designated Event Repurchase Date or at the stated maturity, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Designated Event Repurchase Date or stated maturity, as the case may be.

SECTION 16.14 RECOURSE AGAINST OTHERS.

No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer, the Company or of any their respective successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

SECTION 16.15 WAIVER OF JURY TRIAL.

EACH OF THE COMPANY, THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 16.16 FORCE MAJEURE.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	General Counsel and Secretary

LIONS GATE ENTERTAINMENT INC.

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	Vice President and General Counsel

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Georgina Thomas
	Name:	Georgina Thomas
	Title:	Assistant Vice President

EXHIBIT A

FORM OF NOTE

[Face of Note]

LIONS GATE ENTERTAINMENT INC.

[Certificate No.               ]

[INSERT RESTRICTIVE SECURITIES LEGEND AND GLOBAL NOTE LEGEND AS REQUIRED]

1.25% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2018

CUSIP NO. [                        ]

LIONS GATE ENTERTAINMENT INC., a Delaware corporation (herein called the “ISSUER”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [dollar amount] ([$ AMOUNT]) [or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto](1) on April 15, 2018, and interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Debt as set forth in the Indenture referred to on the reverse side hereof.

Interest Payment Dates: April 15 and October 15, with the first payment to be made on October 15, 2013.

Record Dates: April 1 and October 1 (whether or not a Business Day).

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

IN WITNESS WHEREOF, LIONS GATE ENTERTAINMENT INC. has caused this instrument to be duly signed.

LIONS GATE ENTERTAINMENT INC.

By:
Name:
Title:

Dated:

(1)  This is included in Global Notes only.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF NOTE]

LIONS GATE ENTERTAINMENT INC.

1.25% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2018

1.                                      INTEREST. LIONS GATE ENTERTAINMENT INC., a Delaware corporation (the “ISSUER”), promises to pay interest on the principal amount of this Note at the initial rate PER ANNUM shown above. The Issuer will pay interest semi-annually on April 15 and October 15 of each year, with the first payment to be made on October 15, 2013. Interest on the Notes will accrue at a rate of 1.25% per annum on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, calculated from April 15, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Holder of this Note is entitled to the benefits of a Note Guarantee whereby Lions Gate Entertainment Corp., a British Columbia corporation and parent of the Issuer (the “COMPANY”), has fully and unconditionally guaranteed, as primary obligor and not merely as surety, to each Holder and the Trustee, the payment of principal and interest on this Note on an unsecured senior subordinated basis.

2.                                      MATURITY. The Notes will mature on April 15, 2018 (“MATURITY”).

3.                                      METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to the Issuer or its designated agent to collect the principal or Designated Event Repurchase Price of the Notes. The Issuer will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Issuer will pay interest on the Notes by wire transfer of immediately available funds to The Depository Trust Company.  With respect to Notes held other than in global form, the Issuer will make payments: (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder; or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, by wire transfer in immediately available funds.

4.                                      PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, U.S. Bank National Association (the “TRUSTEE”) will act as Paying Agent, Registrar and Conversion Agent. The Issuer may change any Paying Agent, Registrar or Conversion Agent without notice. The Issuer or any Affiliate of the Issuer may act as Paying Agent.

5.                                      INDENTURE. The Issuer issued the Notes under an Indenture dated as of April 15, 2013 (the “INDENTURE”) between the Issuer, the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “ACT”) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of such terms. The

Notes are unsecured senior subordinated obligations of the Issuer. Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6.                                      [RESERVED]

7.                                      [RESERVED]

8.                                      REPURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT. If a Designated Event (as set forth in the Indenture) shall occur at any time prior to Maturity, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Issuer to purchase such Holder’s Notes, in whole or in part, of $1,000 or any integral multiple of $1,000 in excess thereof or the entire principal amount of the Notes held by such Holder (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), for cash for a repurchase price equal to 100% of the principal amount of the Notes purchased plus accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date (the “DESIGNATED EVENT REPURCHASE PRICE”), provided that such interest will be paid to the person who was the registered Holder at the close of business on the record date for the corresponding interest payment date. Notice of the occurrence and type of Designated Event and containing the information required to be set forth in such notice by the Indenture (the “DESIGNATED EVENT REPURCHASE NOTICE”), including, without limitation, the date selected by the Issuer that is not less than 20 nor more than 30 Business Days after the date of the Designated Event Repurchase Notice (the “DESIGNATED EVENT REPURCHASE DATE”), shall be given by the Issuer to each Holder at such Holder’s registered address, as well as to the Trustee, not more than 10 days after the Issuer has become aware of such an occurrence. Each Holder electing to require the Issuer to repurchase the Holder’s Notes shall submit such information and documents as are required by the Indenture, to the Issuer or its designated agent on or before the close of business on the Designated Event Repurchase Date and shall deliver (including by book-entry transfer) the Notes to be repurchased to the Issuer or its designated agent. The Issuer shall pay the Designated Event Repurchase Price in cash. In the event that a Holder submits Notes to be repurchased, the Issuer shall pay or deposit funds with the Paying Agent in the amount of the Designated Event Repurchase Price on the Trading Day immediately following the Designated Event Repurchase Date. If a Holder submits the required documentation for Notes to be repurchased and funds are paid or deposited as required, interest on and after the Designated Event Repurchase Date will cease to accrue on the Notes or portions of Notes submitted for repurchase.

9.                                      CONVERSION. Subject to and upon compliance with the provisions of the Indenture, a Holder is entitled until the close of business on the Business Day immediately preceding the Maturity Date, at its option, to convert any Notes that are whole multiples of $1,000 principal amount into Common Shares at the Conversion Rate in effect at the time of conversion, subject to the adjustments described below.

The initial conversion rate is 33.33333 Common Shares per $1,000 principal amount of Notes (subject to adjustment in the event of certain circumstances as specified in the

Indenture, the “CONVERSION RATE”), or an effective initial conversion price of approximately $30.00 per share (subject to adjustment in the event of certain circumstances as specified in the Indenture, the “CONVERSION PRICE”).

If the conversion is in connection with a Change in Control, there shall, under certain circumstances, be added to the Common Shares otherwise issuable upon conversion an additional number of Common Shares as a Make Whole Premium as set forth in the Indenture. In the event that of a Change in Control occurs that would otherwise trigger the obligation of the Issuer to pay the Make Whole Premium and the Acquiror is a Public Entity or is a direct or indirect subsidiary of a Public Entity, the Issuer may elect instead to provide that the Notes become convertible into common shares of the Public Entity, subject to certain conditions as specified in the Indenture.

The Issuer will deliver cash in lieu of any fractional share. Upon conversion, no payment or adjustment for any unpaid and accrued interest and additional interest, if any, on the Notes will be made, except in certain circumstances as specified in the Indenture. If a Holder surrenders a Note for conversion after the record date for the payment of interest but prior to the corresponding interest payment date, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest and additional interest, if any, thereon which has accrued and will accrue and be paid on the Notes being converted on the corresponding interest payment date, unless (1) the Notes have been converted in connection with a Designated Event as described in the Indenture or (2) overdue interest, if any, exists at the time of conversion with respect to such Note.

To convert a Note, a Holder must (1) with respect to any Note in certificated form, (A) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note and (B) surrender the Note to the Conversion Agent, (2) with respect to any interest in a Global Note, (A) complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program and (B) deliver, or cause to be delivered, to the Conversion Agent by book-entry delivery the interest in such Global Note being converted, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay funds equal to the interest payable on the next interest payment date to which such Holder is not entitled, if any, (as provided in the last sentence of the above paragraph) and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Note if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

Any shares issued upon conversion of a Note shall bear the Restrictive Securities Legend until the date that is the later of (i) six months after the date of original issuance of the shares (or one year after the original issuance date in the case of Common Stock that is restricted upon issuance) and (ii) 90 days after the Holder ceases to be an affiliate.

10.                               SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt. Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

11.                               DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Notes for a period of 15 days in certain circumstances provided in the Indenture.

12.                               PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

13.                               MERGER OR CONSOLIDATION. The Issuer and the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of their assets, whether in a single transaction or series of related transactions to any person unless (i) the Issuer or Company is the resulting Successor Company or the Successor Company is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia or under the laws of Canada or any province thereof and such Successor Company assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer’s and the Company’s obligations under the Indenture and the Notes, including the conversion rights; (ii) immediately after giving effect to the transaction, no Default or Event of Default shall exist; and (iii) the Issuer and the Company deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and the Notes.

14.                               AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be modified or amended with the consent or vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default may be waived with the consent or vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Indenture or the Notes may be modified or amended to cure any ambiguity or inconsistency, to comply with Article VII of the Indenture, to comply with Section 14.11 of the Indenture, to reduce the conversion price, to make any changes or modifications to the Indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Issuer in respect of the Notes, to add to covenants of the Issuer or the Company described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Issuer.

15.                               DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal and premium, if any, at maturity, upon exercise of a repurchase right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Issuer or the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain payment defaults or the acceleration of other indebtedness of the Issuer or its subsidiaries; certain events of bankruptcy or insolvency involving the Issuer, the Company or any of the Company’s subsidiaries; and failure by the Issuer to provide timely notice of the occurrence of a Designated Event. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Sections 5.1(e) or (f) of the Indenture with respect to the Issuer or the Company occurs, the principal of and accrued interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Holders. The Issuer and the Company must furnish an annual compliance certificate to the Trustee.

16.                               REGISTRATION RIGHTS.  The Holders are entitled to registration rights as set forth in the Purchase Agreement dated April 15, 2013 among the Issuer, Company and Holder.

17.                               TRUSTEE DEALINGS WITH THE ISSUER. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

18.                               NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.                               AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

20.                               ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Lions Gate Entertainment Corp.
Lions Gate Entertainment Inc.

2700 Colorado Blvd., Suite 200
Santa Monica, CA  90404
Attention: Chief Financial Officer

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                                                         Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with such transfer and that this Note is being transferred:

[Check One]

(1)                                 ☐                                    to the Issuer, the Company or any of their respective subsidiaries; or

(2)                                 ☐                                    pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)                                 ☐                                    pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4)                                ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuer or the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐                                    The transferee is an Affiliate of the Issuer or the Company.  (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note until the later of (i) one year after the date of original issuance of the Note and (ii) 90 days after the Holder ceases to be an affiliate).

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (2) or (3) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Note into Common Shares of the Company, check the box: ☐

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the share certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Dated:		Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(2).

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form and/or the following increases or decreases in the principal amount of this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principle amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)

(2)  This is included in Global Notes only.

EXHIBIT B

FORM OF NOTE GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as primary obligor and not only as a surety, to the Holder of the Note and to the Trustee the cash payments in United States dollars of principal of, premium, if any, and interest on the Note in the amounts and at the times when due and interest on the overdue principal of, premium, if any, and interest on the Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of the Note and the Trustee, all in accordance with and subject to the terms and limitations of the Note, Article III of the Indenture and this Guarantee. The Guarantee ranks junior to all existing and future Senior Debt of the Company on the same terms as the Notes are subordinated thereto under Article XV of the Indenture.  This Guarantee will become effective in accordance with Article III of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 15, 2013, among Lions Gate Entertainment Inc., a Delaware corporation, as issuer (the “Company”), Lions Gate Entertainment Corp, a British Columbia, Canada corporation, as guarantor (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented, the “Indenture”).

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. The Guarantor hereby agrees to submit to the jurisdiction of the state or federal courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture.

Date: April 15, 2013

LIONS GATE ENTERTAINMENT CORP.

By:
Name:
Title:

B-1

EXHIBIT C-1

RESTRICTIVE SECURITIES LEGEND FOR NOTES

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER AND THE COMPANY (1) THAT IT WILL NOT WITHIN THE LATER OF (X) (I) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTE, IN THE CASE OF THE NOTE, OR (II) SIX MONTHS AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTE, IN THE CASE OF THE COMMON SHARES ISSUABLE ON CONVERSION OF THE NOTE (OR ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE IN THE CASE OF COMMON SHARES THAT ARE RESTRICTED UPON ISSUANCE), AND (Y) 90 DAYS AFTER THE HOLDER CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR COMPANY (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON CONVERSION OF SUCH NOTE, EXCEPT (A) TO THE COMPANY OR ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF NOTES AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR THE COMPANY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REQUIRE PURSUANT TO THE INDENTURE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.  THE HOLDER OF THIS NOTE AGREES THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.  THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTE PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

C-1-2

EXHIBIT C-2

RESTRICTIVE SECURITIES LEGEND FOR GLOBAL NOTES

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EXHIBIT C-3

RESTRICTIVE SECURITIES LEGEND FOR COMMON SHARES

THIS SECURITY EVIDENCED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE COMMON SHARES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER HEREOF IS HEREBY NOTIFIED THAT THE SELLER HEREOF MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY (1) THAT IT WILL NOT WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTE UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR ISSUER (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE COMPANY OR ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A; OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (D) WITHIN THE LATER OF (X) ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND (Y) 90 DAYS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER OR COMPANY, FURNISH TO THE TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO SUCH OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE RESTRICTIONS SET FORTH IN THIS LEGEND SHALL CEASE TO HAVE EFFECT ONE YEAR AFTER THE DATE OF ORIGINAL ISSUANCE OF THE NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED PROVIDED THAT ALL HOLDERS AFTER SUCH DATE SHALL CONTINUE TO BE REQUIRED TO TRANSFER SECURITIES IN CONFORMITY WITH THE REQUIREMENTS OF APPLICABLE SECURITIES LAWS.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.  THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITIES REPRESENTED HEREBY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS CERTIFICATE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THE SECURITIES REPRESENTED HEREBY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS CERTIFICATE SHALL BE DEEMED BY THE ACCEPTANCE HEREOF TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.

EXHIBIT D

FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

LIONS GATE ENTERTAINMENT INC.

LIONS GATE ENTERTAINMENT CORP.

2700 Colorado Avenue, Suite 200

Santa Monica, California 90404

U.S. BANK NATIONAL ASSOCIATION

633 W 5th Street, 24th Floor

Los Angeles, CA 90071
Attention: Corporate Trust Services

Re:                             LIONS GATE ENTERTAINMENT INC. (the “Issuer”) 1.25% Convertible Senior Subordinated Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

Please be advised that                            has transferred $                       aggregate principal amount of the Notes or                    Common Shares, no par value per share, of the Issuer issuable on conversion of the Notes (“Common Shares”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-                ).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or Common Shares is named as a “Selling Security Holder” in the Prospectus dated                   , 20     or in amendments or supplements thereto, and that the aggregate principal amount of the Notes, or number of Common Shares transferred are [a portion of] the Notes or Common Shares listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)

D-1